CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
FINANCIAL STATEMENTS
DECEMBER 31, 2005

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039

TABLE OF CONTENTS

HA&W

Certified Public Accountants and Business Advisors

INDEPENDENT AUDITORS' REPORT

To the Partners of
Creative Choice Homes VII, Ltd.

We have audited the accompanying balance sheet of Creative Choice Homes VII, Ltd., [FHA Project No.066-35039], as of December 31, 2005, and the related statements of profit and loss, partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Project's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the project financial position of Creative Choice Homes VII, Ltd. as of December 31, 2005, and the results of its operations, its partners' equity, and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs, issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General, we have also issued our report dated March 3, 2006, on our consideration of Creative Choice Homes VII, Ltd.'s internal control and reports dated March 3, 2006 on its compliance with specific requirements applicable to major HUD programs, specific requirements applicable to Affirmative Fair Housing and Non-Discrimination, and specific requirements applicable to nonmajor HUD program transactions. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information shown on pages 15 through 17 is presented for purposes of additional analysis and is not a required part of the basic financial statements of the Project. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

March 3, 2006

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
BALANCE SHEET
DECEMBER 31, 2005

ASSETS

Current Assets	
Cash and Cash Equivalents - Operations	$ 71
Tenant/Member Accounts Receivable	13,171
Miscellaneous Prepaid Expenses	18,202
Total Current Assets	31,444
Deposits Held in Trust	
Tenant/Patient Deposits Held in Trust	8,780
Restricted Deposits and Funded Reserves	
Escrow Deposits	78,512
Replacement Reserve	89,903
Total Deposits	168,415
Fixed Assets, at cost	
Buildings	4,505,140
Building Equipment (Portable)	132,711
Total Fixed Assets	4,637,851
Accumulated Depreciation	(1,270,632)
Net Fixed Assets	3,367,219
Other Assets	
Intangible Assets, Net of Accumulated Amortization of $18,352	8,288
Total Other Assets	8,288
Total Assets	$ 3,584,146

See auditors' report and accompanying notes

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
BALANCE SHEET
DECEMBER 31, 2005

LIABILITIES AND ACCUMULATED DEFICIT

Current Liabilities	
Accounts Payable - Operations	$ 247,534
Accrued Interest Payable - First Mortgage	3,225
Mortgage Payable - First Mortgage (Short-Term)	66,553
Prepaid Revenue	9,014
Total Current Liabilities	326,326
Deposits Held in Trust (Contra)	
Tenant/Patient Deposits Held in Trust (Contra)	8,780
Long-Term Liabilities	
Accrued Interest Payable - Other Notes (Surplus Cash)	1,110,188
Mortgage Payable - First Mortgage	388,716
Mortgage Payable - Second Mortgage	1,330,000
Other Loans and Notes Payable - Surplus Cash	100,000
Miscellaneous Long-Term Liabilities	61,655
Total Long-Term Liabilities	2,990,559
Total Liabilities	3,325,665
Partners' Equity	
Total Partners' Equity	258,481
Total Liabilities and Partners' Equity	$ 3,584,146

See auditors' report and accompanying notes

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
STATEMENT OF PROFIT AND LOSS
FOR THE YEAR ENDED DECEMBER 31, 2005

Rental Income		
Rent Revenue - Gross Potential	$ 160,122	
Tenant Assistance Payments	644,641	
Total Rent Revenue		$ 804,763
Vacancies		
Apartments	$ (38,890)	
Rental Concessions	(386)	
Total Vacancies		$ (39,276)
Net Rental Revenue(Rent Revenue Less Vacancies)		$ 765,487
Financial Revenue		
Revenue from Investments - Replacement Reserve	$ 246	
Revenue from Investments - Miscellaneous	35	
Total Financial Revenue		$ 281
Other Revenue		
Laundry and Vending Revenue	$ 1,968	
Tenant Charges (Late Charges, Damages, Deposit Forfeitures)	6,664	
Total Other Revenue		$ 8,632
Total Revenue		$ 774,400
Administrative Expenses		
Advertising and Marketing	$ 1,578	
Office Salaries	18,532	
Office Expenses	30,869	
Management Fee	28,197	
Manager or Superintendent Salaries	33,520	
Legal Expense - Project	251	
Audit Expense	5,500	
Bad Debts	228	
Total Administrative Expenses		$ 118,675
Utilities		
Electricity	$ 102,786	
Water	51,175	
Gas	60,593	
Total Utilities Expense		$ 214,554

See auditors' report and accompanying notes

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
STATEMENT OF PROFIT AND LOSS
FOR THE YEAR ENDED DECEMBER 31, 2005

Operating and Maintenance Expenses		
Payroll	$ 43,768	
Supplies	4,814	
Contracts	67,758	
Garbage and Trash Removal	4,603	
Security Payroll/Contract	26,821	
Heating/Cooling Repairs and Maintenance	888	
Miscellaneous Operating and Maintenance Expenses	170,088	
Total Operating and Maintenance Expense		$ 318,740
Taxes and Insurance		
Real Estate Taxes	$ 93,526	
Payroll Taxes (Project's Share)	1,823	
Property and Liability Insurance(Hazard)	45,059	
Health Insurance and Other Employee Benefits	2,264	
Miscellaneous Taxes, Licenses, Permits and Insurance	2,139	
Total Taxes and Insurance		$ 144,811
Financial Expenses		
Interest on Mortgage Payable	$ 165,789	
Mortgage Insurance Premium/Service Charge	2,544	
Miscellaneous Financial Expenses	4,325	
Total Financial Expenses		$ 172,658
Total Cost of Operations before Depreciation		$ 969,438
Profit (Loss) before Depreciation		$ (195,038)
Depreciation Expense		$ 121,476
Amortization Expense		$ 1,776
Operating Profit or (Loss)		$ (318,290)
Corporate or Mortgagor Entity Expenses		
Profit or Loss(Net Income or Loss)		$ (318,290)

1.	Total principal payments required under the mortgage, even if payments under a Workout Agreement are less or more than those required under the mortgage.	$ 61,149
2.	Replacement reserve deposits required by the Regulatory Agreement, even if payments may be temporarily suspended or waived.	$ 25,056
3.	Replacement reserve releases which are included as expense items on this P & L statement.	$ 11,838
4.	Project Improvement Reserve Releases under the Flexible Subsidy Program that are included as expense items on this Profit and Loss Statement.	$ -

See auditors' report and accompanying notes

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
STATEMENT OF PARTNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2005

Beginning-of-Year Balance	$	576,771
Net Loss		(318,290)
End-of-Year Balance	$	258,481

See auditors' report and accompanying notes

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005

Cash Flows From Operating Activities	
Revenues	
Rental Receipts	$ 760,621
Interest Receipts	281
Other Operating Receipts	25,304
Total Receipts	786,206
Expenses	
Administrative	33,862
Management Fee	30,859
Utilities	221,806
Salaries and Wages	122,641
Operating and Maintenance	73,027
Real Estate Taxes	109,032
Property Insurance	44,820
Miscellaneous Taxes and Insurance	6,226
Interest on First Mortgage	42,197
Mortgage Insurance Premium (MIP)	2,544
Total Disbursements	687,014
Net Cash Provided by Operating Activities	99,192
Cash Flows From Investing Activities	
Net Deposits to the Mortgage Escrow Account	(23,889)
Net Deposits to the Reserves for Replacement Account	(15,108)
Net Cash Used in Investing Activities	(38,997)
Cash Flows From Financing Activities	
Mortgage Principal Payments	(61,149)
Net Cash Used in Financing Activities	(61,149)
Net Decrease in Cash and Cash Equivalents	(954)
Beginning, Cash and Cash Equivalents	1,025
Ending, Cash and Cash Equivalents	$ 71

See auditors' report and accompanying notes

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005

Cash Flows From Operating Activities

Net Loss	$	(318,290)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities		
Depreciation Expenses		121,476
Amortization Expense		1,776
Increase in Tenant/Member Accounts Receivable		(12,653)
Decrease in Accounts Receivable - Other		1,166
Decrease in Prepaid Expenses		239
Decrease in Cash for Tenant Security Deposits		1,770
Increase in Accounts Payable		173,870
Increase in Accrued Interest Payable		123,592
Decrease in Tenant Security Deposits held in Trust		(1,770)
Increase in Prepaid Revenue		8,016
Total Adjustments		417,482
Net Cash Provided by Operating Activities	$	99,192

Non-Cash Financing and Investing Activity

None

See auditors' report and accompanying notes

Note A
Organization and Presentation

Creative Choice Homes VII, Ltd. [the Partnership] was formed as a limited partnership under the laws of the state of Florida on November 23, 1994 for the purpose of acquiring, maintaining and operating a rental housing project known as Coral Gardens [the Project]. The Project consists of 91 rental units located in Palm Beach Gardens, FL and is operating under Section 221(d)(3) of the National Housing Act. The Project is regulated by the U.S. Department of Housing and Urban Development ["HUD"] as to rent charges and operating methods. The regulatory agreement limits annual distributions of net operating receipts to "surplus cash" available at the end of each year. In addition, the partnership agreement provides additional restrictions on cash distributions.

Each building of the project has qualified for and been allocated low-income housing credits pursuant to Internal Revenue Code Section 42, which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. Each building of the project must meet the provisions of these regulations during each of 15 consecutive years in order to remain qualified to receive credits. In addition, Creative Choice Homes VII, Ltd.. has executed an Extended Low-Income Housing Agreement that requires the utilization of the project pursuant to Section 42 for a minimum of 30 years, even if the partnership disposes of the project.

Note B
Summary of Significant Accounting Policies

a. Rental Property:

Rental property is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method for financial reporting purposes. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred.

b. Amortization:
Mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

c. Accounts Receivable and Bad Debts:

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the Unites States of America require that the allowance method be used to recognize bad debts: however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

d. Rental Income:

Rental Income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

Note B
Summary of Significant Accounting Policies (Continued)

e. Income Taxes:

No provisions or benefits for income taxes has been included in these financial statements since taxable income or loss passes through to and is reportable by the partners individually.

f. Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

g. Concentration of Credit Risk:

The Partnership maintains its cash accounts in bank accounts that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each bank. At December 31, 2005, the amount exceeding the FDIC guarantee was $68,414.

Note C
Mortgages Payable

The mortgage note is insured by the Federal Housing Administration ("FHA") and is collateralized by a deed of trust on the rental property. The note bears interest at the rate of 8.5% per annum. Principal and interest are payable by the partnership in monthly installments of $8,558 through maturity in December 2011.

Under agreements with the mortgage lender and FHA, the partnership is required to make monthly escrow deposits for taxes, insurance, and replacements of project assets, and is subject to restrictions as to operating policies, rental changes, operating expenditures, and distributions to partners.

The liability of the partnership under the mortgage note is limited to the underlying value of the real estate collateral plus other amounts deposited with the lender.

The partnership has a second mortgage note that is collateralized by a second deed of trust on the rental property and security interests in other partnership property. The note bears interest at the rate of 9% per annum. Payments of interest only are payable on May 31 of each year, to the extent of surplus cash as defined by HUD. Interest is deferred until the next annual due date to the extent surplus cash is insufficient to cover the annual payment. Principal and all accrued interest are due December 2011. The balance of the loan and accrued interest at December 31, 2005 are $1,330,000 and $1,110,188 respectively.

Aggregate annual maturities of the mortgages payable over each of the next five years are as follows:

December 31,	Amount
2006	$ 66,553
2007	72,436
2008	78,838
2009	85,807
2010	93,391
2011 and thereafter	1,388,244
	$ 1,785,269

Note D
Notes Payable

Related to the purchase of the project, the partnership owes $100,000 to Nathaniel Elking, which is collateralized by a third deed of trust on the rental property. The amount is non-interest-bearing and payable from surplus cash.

Note E
Related Party Transactions

a. Annual Partnership Administrative Fees:

In accordance with the partnership agreement, the general partner is entitled to a cumulative annual partnership administration fee. Such fee shall be in accordance with the provisions of any agency regulations and the provisions of any loan documents, and shall be in an amount equal to 75% of the net cash flow available for distribution, after payment with respect to any operating deficit loans, but in no event be greater than $100,000 per annum. No fee was incurred during 2005. At December 31, 2005, $24,534 remains payable.

b. General Partner Advances:

As of December 31, 2005, the general partner has advanced the partnership $37,121. These advances are non-interest-bearing and can only be repaid from available surplus cash as defined by HUD.

Management Fees:

The property was managed by Innovative Management Services, LLC, a related party, until February 15, 2005. Fees under this agreement were not to exceed 5% of gross rental collections, as defined. For the year ended December 31, 2005, management fees of $0 were charged to operations.

Note F
Management Fee

During 2005, the partnership entered into a contract with Lincoln Eastern Management Corporation to provide management services for the property. Fees under this agreement are not to exceed 4% of gross rental collections, as defined. For the year ended December 31, 2005, management fees of $28,197 were charged to operations.

Note G
Housing Assistance Payment Contract Agreement

HUD has contracted with the partnership under Section 8 of Title II of the Housing and Community Development Act of 1974 to make housing assistance payments to the partnership on behalf of qualified tenants. The agreement covers 90 units and expires on September 30, 2007.

In January 2001, HUD issued the "Guidebook for Section 8 Renewal Policy" (the "Guidebook"), which provides the guidance for the renewal of expiring Section 8 project-based contracts. The Guidebook is a comprehensive resource for all renewals and is updated periodically to reflect program and legislative changes.

The Guidebook sets forth six options for initial Section 8 contract renewals. They include requesting renewal under the mark-up-to-market procedures, renewing other contracts with rents at or below comparable market rents, referring projects to the Office of Multifamily Housing Assistance Restructuring ("OMHAR") for full restructuring or OMHAR-lite renewals because the contract has rents greater than market, renewing contracts for "exception" projects that are exempted from referral to OMHAR, renewing contracts for portfolio reengineering demonstration or preservation projects, and opting out of Section 8 program. Owners are limited to selecting options based upon the type of project involved and current rent levels and must submit renewal requests to HUD at least 120 days before contract expiration. Each option contains specific eligibility requirements, rules and procedures that must be followed to comply with the Guidebook. Approved multiple year contracts are funded for one year with the balance of years subject to annual appropriations. Subsequent renewals of contracts may be made under any option for which the contract is eligible at the time of renewal.

Note H
Contingency

The project's low-income housing credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

Note I
Partnership Profits and Losses and Distributions

All profits are allocated 1% to the general partner and 99% to the limited partner.

Distributable net cash flow, as defined by the partnership agreement, is distributable 1% to the general partner and 99% to the limited partner.

The partnership agreement provides for a \$2,500 annual distribution to the limited partner. To the extent there are not sufficient funds, the general partner has committed to fund this amount.

Gains from a sale or exchange or other disposition of the property owned by the partnership is allocable as follows:

1. To all partners having negative balances in their capital accounts prior to the distribution of any sale or refinancing proceeds, an amount of such gain to increase their negative balance to zero.
2. Any remaining gain shall be allocated to the partners in accordance with their partnership interests.

Losses from a sale or exchange or other disposition of the property owned by the partnership is allocable as follows:

1. To all partners having positive balances in their capital accounts prior to the distribution of any sale or refinancing proceeds, an amount of such loss to decrease their positive balance to zero.
2. Any remaining loss to the partners, in accordance with the manner in which they bear the economic risk of loss associated with such loss. If no partners bear an economic risk of loss, then all partners shall be allocated the remaining loss in accordance with their partnership interests.

Note J
Business Interruption

In October 2005, the Partnership suffered property damage and business interruption due to a severe hurricane. Estimate of the damage from the hurricane is set at \$4.2 million. The Partnership is currently in negotiations with the insurance carrier to fund the cost of the repairs. GMAC, the mortgage holder, is acting as administrator of the funds. As of December 31, 2005, emergency repairs and cleanup costing \$170,088 had taken place. These expenses are not expected to be reimbursed by insurance proceeds and have been expensed as repairs and maintenance in 2005.

SUPPORTING INFORMATION

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
SUPPORTING INFORMATION REQUIRED BY HUD
DECEMBER 31, 2005

Replacement Reserve:

Balance at Beginning of Year	$	74,795
Total Monthly Deposits		26,700
Other Deposits - Interest		246
Approved Withdrawals		(11,838)
Other Withdrawals -		0
Balance at End of Year	$	89,903

Miscellaneous Long-term Liabilities Detail (Account 2390):

Accrued GP Administrative Fee	$	24,534
Advances from General Partner		37,121
	$	61,655

Miscellaneous Financial Revenue Detail (Account 5490):

Interest	$	35
Total Miscellaneous Financial Revenue	$	35

Miscellaneous Operating and Maintenance Expense Detail (Account 6590):

Hurricane Damage	$	170,088
Total Operating and Maintenance Expense	$	170,088

Miscellaneous Taxes, Licenses, Permits, and Insurance Detail (Account 6790):

Personal Property Taxes	$	768
Licenses and Fees		1,371
Total Miscellaneous Taxes, Licenses, Permits, and Insurance	$	2,139

Miscellaneous Financial Expense Detail (Account 6890):

SAIL Loan Service Fee	$	3,325
Compliance Monitoring Fee		1,000
Total Miscellaneous Financial Expense	$	4,325

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
SUPPORTING INFORMATION REQUIRED BY HUD
CALCULATION OF SURPLUS CASH
DECEMBER 31, 2005

Cash	$	8,851
Tenant Subsidy Due for Period Covered by Financial Statement		-
Other		-
Total Cash	$	8,851
Accrued Mortgage Interest Payable	$	3,225
Delinquent Mortgage Principal Payments		-
Delinquent Deposits to Reserve for Replacements		-
Accounts Payable - Operations		247,534
Loans and Notes Payable [Due Within 30 Days]		-
Deficient Tax Insurance or MIP Escrow Deposits		-
Accrued Expenses [Not Escrowed]		-
Prepaid Revenue		9,014
Tenant Security Deposits Liability		8,780
Other Current Obligations		-
Total Current Obligations	$	268,553
Surplus Cash (Deficiency)	$	(259,702)
Annual Distribution Earned During Fiscal Period Covered by the Statement	$	-
Distribution Accrued and Unpaid as of the End of the Prior Fiscal Period	$	-
Distributions and Entity Expenses Paid During Fiscal Period Covered by Statement	$	-
Distribution Earned but Unpaid	$	-
Amount Available for Distribution During Next Fiscal Period	$	-
Deposit Due Residual Receipts	$	-

CREATIVE CHOICE HOMES VII, LTD.
FHA PROJECT NO. 066-35039
SUPPORTING INFORMATION REQUIRED BY HUD
SCHEDULE OF CHANGES IN FIXED ASSETS
DECEMBER 31, 2005

Buildings	
Beginning Balance for 1420	$ 4,505,140
Additions for 1420	0
Deductions for 1420	0
Buildings	$ 4,505,140
Building Equipment (Portable)	
Beginning Balance for 1440	$ 132,711
Additions for 1440	0
Deductions for 1440	0
Building Equipment (Portable)	$ 132,711
Total Fixed Assets	
Total Beginning Balance for Fixed Assets	$ 4,637,851
Total Asset Additions	0
Total Asset Deductions	0
Total Fixed Assets	$ 4,637,851
Beginning Balance for Accumulated Depreciation	$ 1,149,156
Total Provisions for Depreciation	121,476
Total Accumulated Depreciation from Disposed Assets	0
Ending Balance for Accumulated Depreciation	1,270,632
Total Net Book Value	$ 3,367,219

HA&W

Certified Public Accountants and Business Advisors

INDEPENDENT AUDITORS' COMBINED REPORT ON INTERNAL CONTROL

To the Partners of
Creative Choice Homes VII, Ltd.

We have audited the financial statements of Creative Choice Homes VII, Ltd. as of and for the year ended December 31, 2005 and have issued our report thereon dated March 3, 2006. We have also audited Creative Choice Homes VII, Ltd.'s compliance with requirements applicable to major HUD-assisted programs and have issued our report thereon dated March 3, 2006.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether Creative Choice Homes VII, Ltd. complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of Creative Choice Homes VII, Ltd. is responsible for establishing and maintaining internal control. In planning and performing our audit of the financial statements, we considered Creative Choice Homes VII, Ltd.'s internal control over financial reporting and its internal control over compliance with requirements that would have a direct and material effect on a major HUD-assisted program in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and on compliance and not to provide assurance on the internal control over financial reporting and the internal control over compliance.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements that would be material in relation to the financial statements or that noncompliance with applicable requirements of laws and regulations that would be material in relation to a major HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal control and its operation that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of the audit committee, board of directors, management, and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

March 3, 2006

Habif, Arogeti & Wynne, LLP
Glenridge Highlands Two ◆ 5565 Glenridge Connector ◆ Suite 200 ◆ Atlanta, Georgia 30342
404.892.9651 ◆ Fax 404.876.3913 ◆ www.hawcpa.com
An Independent Member of Baker Tilly International ◆ Certified Public Accountants

HA&W

Certified Public Accountants and Business Advisors

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH
LAWS AND REGULATIONS IN ACCORDANCE WITH
GOVERNMENT AUDITING STANDARDS

To the Partners of
Creative Choice Homes VII, Ltd.

We have audited the financial statements of Creative Choice Homes VII, Ltd. as of and for the year ended December 31, 2005, and have issued our report thereon dated March 3, 2006.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

Compliance with laws, regulations, contracts, and grants applicable to Creative Choice Homes VII, Ltd. is the responsibility of Creative Choice Homes VII, Ltd.'s management. As part of obtaining reasonable assurance about whether the financial statements are free of material misstatement, we performed tests of Creative Choice Homes VII, Ltd.'s compliance with certain provisions of laws, regulations, contracts, and grants. However, the objective of our audit of the financial statements was not to provide an opinion on overall compliance with such provisions. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under Government Auditing Standards.

This report is intended solely for the information and use of the audit committee, board of directors, management, others within the organization, and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

March 3, 2006

HA&W

Certified Public Accountants and Business Advisors

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS

To the Partners of
Creative Choice Homes VII, Ltd.

We have audited the compliance of Creative Choice Homes VII, Ltd. with the specific program requirements governing mortgage status, replacement reserve, residual receipts, security deposits, cash receipts, cash disbursement, tenant application, eligibility, and recertification, management functions, distributions to owners, and Federal financial reports that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2005. The management of Creative Choice Homes VII, Ltd. is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether noncompliance with the requirements referred to above that could have a direct and material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about Creative Choice Homes VII, Ltd.'s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of the Partnership's compliance with those requirements.

The results of our audit procedures disclosed immaterial instances of noncompliance with the requirements referred to above, which are described in the accompanying Schedule of Findings and Questioned Costs. We considered those instances of noncompliance in forming our opinion on compliance, which is expressed in the following paragraph.

In our opinion, Creative Choice Homes VII, Ltd. complied, in all material respects, with the requirements referred to above that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2005.

This report is intended solely for the information and use of the audit committee, board of directors, management, others within the organization, and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

March 3, 2006

Habif, Arogeti & Wynne, LLP
Glenridge Highlands Two ♦ 5565 Glenridge Connector ♦ Suite 200 ♦ Atlanta, Georgia 30342
404.892.9651 ♦ Fax 404.876.3913 ♦ www.hawcpa.com
An Independent Member of Baker Tilly International ♦ Certified Public Accountants

CREATIVE CHOICE HOMES VII, LTD.
HUD PROJECT NO. 066-35039
SCHEDULE OF FINDINGS AND QUESTIONED COSTS
DECEMBER 31, 2005

-None noted-

HA&W

Certified Public Accountants and Business Advisors

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION

To the Partners of
Creative Choice Homes VII, Ltd.

We have audited the financial statements of Creative Choice Homes VII, Ltd. [FHA Project No. 066-35039] as of and for the year ended December 31, 2005, and have issued our report thereon dated March 3, 2006.

We have applied procedures to test Creative Choice Homes VII, Ltd.'s compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2005.

Our procedures were limited to the applicable compliance requirements described by the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which would be the expression of an opinion on Creative Choice Homes VII, Ltd.'s compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of the audit committee, board of directors, management, others within the organization, and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

March 3, 2006

Habif, Arogeti & Wynne, LLP
Glenridge Highlands Two ◆ 5565 Glenridge Connector ◆ Suite 200 ◆ Atlanta, Georgia 30342
404.892.9651 ◆ Fax 404.876.3913 ◆ www.hawcpa.com
An Independent Member of Baker Tilly International ◆ Certified Public Accountants

CREATIVE CHOICE HOMES VII, LTD.
HUD PROJECT NO. 066-35039
AUDITORS' COMMENTS ON AUDIT RESOLUTION
MATTERS RELATING TO HUD PROGRAMS
DECEMBER 31, 2005

A. DECEMBER 31, 2004 AUDIT FINDINGS:

-NONE-

MANAGEMENT AGENT CERTIFICATION

We hereby certify that we have examined the accompanying financial statements and supporting information of Creative Choice Homes VII, Ltd., and, to the best of our knowledge and belief, the same are complete and accurate.

S3000-020 Lincoln Eastern Management Corporation
500 North Akard Street, Suite 3300
Dallas, TX 75201
S3000-040 FEI # 75-2421025
Phone # 214-740-3300

S3000-030 Jim Arsenault ____________ Date ____________

S300-050 On-site Manager: Craig Kaitin

CREATIVE CHOICE HOMES VII, LTD.
HUD PROJECT NO. 066-35039
DECEMBER 31, 2005

MORTGAGOR'S CERTIFICATION

I hereby certify that we have examined the accompanying financial statements and supporting information of Creative Choice Homes VII, Ltd., and, to the best of my knowledge and belief, the same are complete and accurate.

S2900-020	March 3, 2006	S2900-050	Date
S2900-025	Dilip Barot		

S2900-030		S2900-050	Date
S2900-025			

Owning Partnership Employer Identification Number: 65-0460365
Telephone # 561-627-7988